UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2026

The Kroger Co.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	No. 1-303	31-0345740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street Cincinnati, OH		45202
(Address of Principal Executive Offices)		(Zip Code)

(513) 762-4000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered:
Common Stock, $1.00 par value per share	KR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2026, the Board of Directors (the “Board”) of The Kroger Co. (the “Company”) appointed Gregory S. Foran, 64, Chief Executive Officer (“CEO”), effective as of February 10, 2026. Mr. Foran was also appointed as a member of the Board, effective as of February 10, 2026.

Mr. Foran previously served as the Chief Executive Officer of Air New Zealand Limited from February 2020 until October 2025. Prior to joining Air New Zealand, Mr. Foran had been at Walmart since October 2011, including serving as Executive Vice President, President and Chief Executive Officer, Walmart U.S. from August 2014 until January 2020, as President and Chief Executive Officer for the Walmart Asia region from May 2014 to August 2014, and as President and Chief Executive Officer of Walmart China from March 2012 to May 2014.

In connection with and contingent upon Mr. Foran’s appointment by the Board as CEO, the Company has entered into an offer letter with Mr. Foran (the “Offer Letter”). Under the Offer Letter, Mr. Foran will be entitled to the following CEO compensation and benefits: (1) base salary at a rate of $1,500,000 per year; (2) participation starting in 2026 in the Company’s annual cash incentive plan awards, with an annual target award opportunity equal to 200% of base salary that can be earned from 0% to 200% of target based on actual performance; (3) subject to approval by the Compensation Committee of the Board, participation in the Company’s long-term incentive compensation program and equity awards, starting with a standard grant in March 2026 with an annual target award opportunity equal to $12,000,000 (currently anticipated to be a mix of 20% in time-based stock options, 30% in time-based restricted shares, and 50% in performance units); (4) standard participation in the Company’s health, welfare, benefits and retirement programs for executives; (5) five weeks of paid vacation annually; and (6) eligibility for personal use of Company-provided aircraft for up to $200,000 per year and an automobile allowance (or comparable car service) for three months (without reimbursement for related taxes).

In addition, to align Mr. Foran’s service with prior incentive awards, the Offer Letter provides that Mr. Foran will receive in March 2026 a special grant of performance units for each of the ongoing 2024-2026 and 2025-2027 long-term incentive compensation program cycles. The number of target performance units for each cycle’s grant will be based on $1,000,000 divided by the grant date closing stock price, and then divided by a percentage reflective of the current projected cycle performance, and earned during the remaining performance period for each cycle based on actual performance.  The special grant is subject to the other terms and conditions provided for such grants under the applicable award agreements. The Offer Letter also provides that Mr. Foran will receive expatriate benefits, including up to $250,000 per year for two years to cover personal housing expenses and New Zealand healthcare and financial and tax planning costs, up to $50,000 per year after that to further cover New Zealand healthcare, financial and tax planning costs, and up to $50,000 in a post-employment payment for further tax planning services (without reimbursement for related taxes).

During employment, Mr. Foran will participate in the Company’s standard employee severance benefit plan relating to any change in control of the Company, which plan generally provides for the following benefits upon a qualifying termination of employment relating to a change in control of the Company: (1) cash severance equal to two times the sum of his base salary plus his target annual cash incentive award opportunity; (2) payment of any accrued but unpaid vacation and banked vacation; (3) continued health coverage for up to 24 months and continued group term life insurance coverage for up to 6 months; and (4) up to $10,000 in outplacement reimbursement benefits. These benefits will be reduced to ensure that none are subject to any change in control excise tax under the U.S. tax code (or will be made in full, subject to the excise tax, depending on which approach puts Mr. Foran in the best after-tax position). As part of his hiring process, Mr. Foran will participate in the Company’s standard executive relocation program, including one month of base salary to cover miscellaneous relocation expenses (certain relocation expenses may be subject to reimbursement for taxes).

Mr. Foran will be covered during his executive service by the Company’s standard stock ownership guidelines for executives at a level equal to six times his base salary with an initial compliance period of five years, and is expected to enter into the Company’s standard indemnification agreement for executive officers. Compensation and benefits provided to Mr. Foran will be subject to application of the Company’s compensation clawback policies as in effect from time to time, as applicable.

There are no family relationships, or arrangements or understandings between Mr. Foran and any other person pursuant to which he was appointed Chief Executive Officer. Mr. Foran has not engaged in any transaction with the Company during the last fiscal year, and he does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

Ronald Sargent, the Company’s current interim Chief Executive Officer and Chairman of the Board, will continue to serve as Chairman of the Board. Mr. Sargent will continue to receive his current annual salary in his role as Chairman of the Board. Mr. Sargent will continue to act as the Company’s principal executive officer through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, after which Mr. Foran will assume such role.

Item 7.01 Regulation FD Disclosure.

On February 9, 2026, Kroger issued a press release regarding the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of The Kroger Co.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

By:	/s/ George H. Vincent
Name:	George H. Vincent
Title:	Executive Vice President, General Counsel and Secretary

Dated: February 9, 2026